December 29, 2015

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com

    Bank of America Announces the Redemption of
Certain Trust Preferred Securities

CHARLOTTE - Bank of America today announced the redemption of $2.0 billion of trust preferred securities. Beginning in January of 2016 these securities, unlike the corporation’s other outstanding series of trust preferred securities, will completely phase-out from regulatory capital.

As a result of the Bank of America Merrill Lynch merger in 2009, the company recorded a discount to par value as purchase accounting adjustments associated with these securities. Bank of America will record a non-cash reduction to net interest income and to pretax income of approximately $600 million in the fourth quarter of 2015 for the remaining discount to par value. The company expects to realize cash savings from lower funding costs as a result of the redemption.

The redemption affects all of the trust preferred securities of each trust listed in the table below. The redemption date for all such trust preferred securities is January 29, 2016, and the redemption price is 100 percent of the liquidation amount per trust preferred security, plus accumulated and unpaid distributions on the trust preferred securities through the redemption date.

CUSIP No.	Trust	Title of Security	NYSE Ticker Symbol	Aggregate Liquidation Amount Outstanding	Redemption Price	Accumulated and Unpaid Distributions per Trust Preferred Security
59021F206	Merrill Lynch Preferred Capital Trust III	7% Trust Originated Preferred Securities	MER PrD	$750,000,000 ($25 per trust preferred security)	100%	$0.1458333
59021G204	Merrill Lynch Preferred Capital Trust IV	7.12% Trust Originated Preferred Securities	MER PrE	$400,000,000 ($25 per trust preferred security)	100%	$0.1483333
59021K205	Merrill Lynch Preferred Capital Trust V	7.28% Trust Originated Preferred Securities	MER PrF	$850,000,000 ($25 per trust preferred security)	100%	$0.1516667

The address for The Bank of New York Mellon, the paying agent for the trust preferred securities of each of the trusts listed in the table above, is 101 Barclay Street, 8 West, New York, New York 10286.

Bank of America
Bank of America is one of the world's leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,700 retail financial centers, approximately 16,100 ATMs, and award-winning online banking with 32 million active users and more than 18 million mobile users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

Forward-looking statements
Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The Forward-looking statements made in this news release include, without limitation, statements concerning the expected fourth quarter 2015 non-cash reduction to net interest income and to pretax income, and statements concerning expected cash savings. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2014 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings.

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www.bankofamerica.com

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